Earnings News
Investor Relations Department Phone: 1-646-290-6400 TTC Group

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE SECOND QUARTER AND FIRST SIX MONTHS, 2010
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First half revenues exceed $40 million – up 11% over 2009
First half earnings at $452,000 or $0.03 per share

Ann Arbor, Michigan, August 10, 2010 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and homeland security markets, today reported results for the quarter and six months ended June 30, 2010.

Second Quarter Results

Revenues for the second quarter reached $18.9 million, compared to $16.0 million for the corresponding period in 2009, an increase of 17.9% over the same period last year.

Gross profit for the quarter was $5.6 million, or 29.7% of revenues, compared to $4.3 million, or 26.6% of revenues, for the corresponding period last year, a 3.1 point increase in the gross margin percentage.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the quarter was $992,000, compared to $335,000 for the corresponding period of 2009. Arotech believes that information concerning EBITDA enhances overall understanding of its current financial performance. Arotech computes adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The net income for the second quarter was $360,000, or $0.03 basic profit per share, versus a net loss of $(857,000), or $(0.06) basic loss per share, for the corresponding period last year.

“We are very pleased with the excellent results of our second quarter and first half, especially in these difficult times in the world economy,” said Arotech Chairman and CEO Robert Ehrlich. “We look forward to our units continuing to perform well in the second half, although we have some reservations about the ability to maintain the type of performance we achieved in the first half,” noted Ehrlich. “Some orders that we anticipate in simulation and batteries may, as the defense establishments reorder their priorities, move from the second half to the beginning of 2011. However, we are very positive about the long-term business prospects for our simulation and battery divisions, and we have high expectations for our new family of armored, bomb protected TIGERS,” concluded Ehrlich.

First Six Months Results

Revenues for the first six months of 2010 reached $40.1 million, compared to $36.1 million for the corresponding period last year, an increase of 10.9% over the same period last year.

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Gross profit for the first six months of 2010 was $11.4 million, or 28.6% of revenues, compared to $9.5 million, or 26.4% of revenues, for the corresponding period last year, a 2.2 point increase in the gross margin percentage.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the first six months of 2010 was $2.3 million, compared to $1.8 million for the corresponding period last year. Arotech believes that information concerning EBITDA enhances overall understanding of its current financial performance. Arotech computes adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The net income for the first six months of 2010 was $452,000, or $.03 basic profit per share, versus a net loss of $(1.3) million, or $(0.10) per share, for the corresponding period last year.

Backlog

Backlog of orders totaled approximately $40.4 million as of June 30, 2010, as compared to $42.9 million at June 30, 2009 and $42.5 million as of March 31, 2010.

Cash Position at Quarter End

As of June 30, 2010, the Company had $1.8 million in cash and $1.9 million in restricted cash, as compared to December 31, 2009, when the Company had $1.9 million in cash and $2.0 million in restricted cash.

Short- and long-term borrowings were $7.4 million at the end of the first six months of 2010 compared to $8.2 million at the end of 2009. The Company also had $1.6 million available in unused bank lines of credit at the Company’s primary bank in the U.S. at quarter end.

The Company had trade receivables of $13.7 million as of June 30, 2010, compared to $14.0 million as of December 31, 2009. The Company had a current ratio (current assets/current liabilities) of 1.7 as of June 30, 2010 and December 31, 2009.

Conference Call

The Company will host a conference call Wednesday, August 11, 2010 at 9:00 am EDT. Those wishing to access the conference call should dial 1-877-407-0778 (U.S.) or 1-201-689-8565 (international) a few minutes before the 9:00 a.m. EDT start time.  A replay of the conference call will be available starting Wednesday, August 11, 2010 at 11:30 am EDT until Wednesday, August 18, 2010 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S) and 1-201-612-7415 (international). The replay ID pass code for both the call and the replay is 355009 and the account number is 286.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets. Arotech provides multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and

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chargers. Arotech operates through three major business divisions: Training and Simulation, Armor, and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; dilution resulting from issuances of Arotech’s common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech’s stock decreases; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Six months ended June 30,		Three months ended June 30,
	2010	2009	2010	2009
Revenues	$40,054,254	$36,127,412	$18,903,860	$16,035,190
Cost of revenues, exclusive of amortization of intangibles	28,610,458	26,595,444	13,283,807	11,763,982
Research and development	1,578,497	735,575	764,016	403,687
Selling and marketing expenses	2,597,294	2,317,455	1,436,635	1,171,363
General and administrative expenses	5,871,919	5,548,527	2,918,322	2,781,858
Amortization of intangible assets	838,906	746,626	417,258	374,029
Total operating costs and expenses	39,497,074	35,943,627	18,820,038	16,494,919

Operating profit (loss)	557,180	183,785	83,822	(459,729)

Other income	61,218	51,650	37,758	1,819
Allowance for settlements	500,000	–	500,000	–
Financial expenses, net	(207,710)	(1,099,492)	(64,460)	(126,414)
Total other income (expense)	353,508	(1,047,842)	473,298	(124,595)
Income (loss) before income tax expenses	910,688	(864,057)	557,120	(584,324)
Income tax expenses	(459,140)	(468,644)	(197,120)	(272,354)
Net income (loss)	$451,548	$(1,332,701)	$360,000	$(856,678)
Basic net profit (loss) per share	$0.03	$(0.10)	$0.03	$(0.06)
Diluted net profit (loss) per share	$0.03	$(0.10)	$0.02	$(0.06)
Weighted average number of shares used in computing basic net profit/loss per share	13,944,492	13,802,821	14,013,658	14,028,757
Weighted average number of shares used in computing diluted net profit/loss per share	14,547,232	13,802,821	14,616,398	14,028,757

Reconciliation of Non-GAAP Financial Measure

To supplement Arotech’s consolidated financial statements presented in accordance with GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of adjusted EBITDA to the nearest GAAP measure follows:

EBITDA
(In thousands)

	Six months ended June 30,		Three months ended June 30,
	2010	2009	2010	2009
Net profit (loss) (GAAP measure)	$452	$(1,333)	$360	$(857)
Add back:
Interest expense (income)	78	237	(76)	135
Taxes	459	469	197	272
Depreciation and Amortization	1,461	1,371	725	682
Other Non-Cash expenses (income)*	(129)	1,035	(214)	103
Total Adjusted EBITDA	$2,321	$1,779	$992	$335
*Note includes stock compensation expense, debt discount, currency fluctuations, adjustments to allowances and other non-cash expenses.

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